Exhibit 22.1
SYSCO CORPORATION
SUBSIDIARY GUARANTORS AND ISSUERS OF GUARANTEED SECURITIES

Guaranteed Securities
Debentures, interest at 7.16%, maturing on April 15, 2027
Senior notes, interest at 6.625%, maturing on March 17, 2039
Senior notes, interest at 1.25%, maturing on June 23, 2023
Senior notes, interest at 3.3%, maturing on February 15, 2050
Senior notes, interest at 2.60%, maturing on June 12, 2022
Senior notes, interest at 2.60%, maturing on October 1, 2020
Debentures, interest at 6.50%, maturing on August 1, 2028
Senior notes, interest at 5.375%, maturing on September 21, 2035
Senior notes, interest at 2.4%, maturing on February 15, 2030
Senior notes, interest at 3.75%, maturing on October 1, 2025
Senior notes, interest at 2.50%, maturing on July 15, 2021
Senior notes, interest at 3.30%, maturing on July 15, 2026
Senior notes, interest at 4.85%, maturing on October 1, 2045
Senior notes, interest at 4.50%, maturing on April 1, 2046
Senior notes, interest at 3.250%, maturing on July 15, 2027
Senior notes, interest at 3.55%, maturing on March 15, 2025
Senior notes, interest at 4.45%, maturing on March 15, 2048
Senior notes, interest at 5.65%, maturing April 1, 2025
Senior notes, interest at 5.95%, maturing April 1, 2030
Senior notes, interest at 6.60%, maturing April 1, 2040
Senior notes, interest at 6.60%, maturing April 1, 2050
$2.0 Billion Revolving Credit Facility

Exhibit 22.1

Subsidiary Name	Issuer	Guarantor
Sysco Corporation	X
Sysco Albany, LLC		X
Sysco Atlanta, LLC		X
Sysco Baltimore, LLC		X
Sysco Baraboo, LLC		X
Sysco Boston, LLC		X
Sysco Central Alabama, LLC		X
Sysco Central California, Inc.		X
Sysco Central Florida, Inc.		X
Sysco Central Illinois, Inc.		X
Sysco Central Pennsylvania, LLC		X
Sysco Charlotte, LLC		X
Sysco Chicago, Inc.		X
Sysco Cincinnati, LLC		X
Sysco Cleveland, Inc.		X
Sysco Columbia, LLC		X
Sysco Connecticut, LLC		X
Sysco Detroit, LLC		X
Sysco Eastern Maryland, LLC		X
Sysco Eastern Wisconsin, LLC		X
Sysco Grand Rapids, LLC		X
Sysco Gulf Coast, LLC		X
Sysco Hampton Roads, Inc.		X
Sysco Indianapolis, LLC		X
Sysco Iowa, Inc.		X
Sysco Jackson, LLC		X
Subsidiary Name	Issuer	Guarantor

Exhibit 22.1

Sysco Jacksonville, Inc.		X
Sysco Kansas City, Inc.		X
Sysco Knoxville, LLC		X
Sysco Lincoln, Inc.		X
Sysco Long Island, LLC		X
Sysco Los Angeles, Inc.		X
Sysco Louisville, Inc.		X
Sysco Memphis, LLC		X
Sysco Metro New York, LLC		X
Sysco Minnesota, Inc.		X
Sysco Montana, Inc.		X
Sysco Nashville, LLC		X
Sysco North Dakota, Inc.		X
Sysco Northern New England, Inc.		X
Sysco Philadelphia, LLC		X
Sysco Pittsburgh, LLC		X
Sysco Portland, Inc.		X
Sysco Raleigh, LLC		X
Sysco Riverside, Inc.		X
Sysco Sacramento, Inc.		X
Sysco San Diego, Inc.		X
Sysco San Francisco, Inc.		X
Sysco Seattle, Inc.		X
Sysco South Florida, Inc.		X
Sysco Southeast Florida, LLC		X
Sysco Spokane, Inc.		X
Subsidiary Name	Issuer	Guarantor
Sysco St. Louis, LLC		X

Exhibit 22.1

Sysco Syracuse, LLC	X
Sysco USA I, Inc.	X
Sysco USA II, LLC	X
Sysco Ventura, Inc.	X
Sysco Virginia, LLC	X
Sysco West Coast Florida, Inc.	X
Sysco Western Minnesota, Inc.	X